UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported):        May 12, 2006
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Effective May 12, 2006, Income Opportunity Realty Investors, Inc. (the “Registrant” or the “Company” or the “Issuer”) received a conveyance of a four-story office building known as One Hickory Centre, and 202 acres of unimproved real property known as the Travellers Land in Dallas County, Texas in satisfaction of certain indebtedness of the Transferor created in October 2003. During October 2003, the Transferor, which is an affiliate of American Realty Investors, Inc., had executed all inclusive wrap-around promissory notes to purchase such assets. The notes bore interest at 5.49% per annum and provided annually to the Company $1,328,000 in interest income, which was approximately 95% of the net income of the Company for the fiscal year ended December 31, 2005. Interest income received by the Company on the notes through May 12, 2006 was $568,081.
     The Company reconveyed the One Hickory Centre office building to a subsidiary of Transcontinental Realty Investors, Inc. (“TCI”) at a sale price of $12,200,000 (the same amount as the conveyance price to the Company), which eliminated $11,973,025 in indebtedness of the Company and an annual interest expense of $657,319 on the debt eliminated. The Company retains the 202 acres of unimproved land. TCI owns approximately 24% of the issued and outstanding Common Stock of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 31, 2006	INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Steven A. Abney

Steven A. Abney, Executive Vice President, Chief Financial Officer and Acting Principal Executive Officer